UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2022

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of Constellation Brands, Inc. (the “Company”) was held on July 19, 2022.

(b) At the Annual Meeting, the stockholders of the Company elected Christy Clark, Jennifer M. Daniels, Nicholas I. Fink, Jeremy S. G. Fowden, Ernesto M. Hernandez, Susan Somersille Johnson, James A. Locke III, Jose Manuel Madero Garza, Daniel J. McCarthy, William A. Newlands, Richard Sands, Robert Sands, and Judy A. Schmeling as directors of the Company to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The other matters considered at the Annual Meeting were a proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2023; and a proposal to approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement dated May 27, 2022 and filed with the Securities and Exchange Commission on June 2, 2022 (the “Proxy Statement”). The final results of voting on each of the matters submitted to a vote of stockholders are as follows:

1. Election of Directors.

At the Annual Meeting, the holders of the Class A Common Stock (the “Class A Stock”), voting as a separate class, elected the Company’s slate of director nominees designated to be elected by the holders of the Class A Stock, and the holders of the Class B Common Stock (the “Class B Stock”), voting as a separate class, elected the Company’s slate of director nominees designated to be elected by the holders of the Class B Stock. The thirteen directors described above were elected by a plurality of the votes cast as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Directors Elected by the Holders of Class A Stock (voting as a separate class)
Jennifer M. Daniels	124,648,833	7,614,381	13,181,016
Jeremy S. G. Fowden	64,468,778	67,794,436	13,181,016
Jose Manuel Madero Garza	124,638,378	7,624,836	13,181,016
Daniel J. McCarthy	124,215,092	8,048,122	13,181,016
Directors Elected by the Holders of Class B Stock (voting as a separate class)
Christy Clark	228,482,440	12,810	2,627,360
Nicholas I. Fink	228,495,240	10	2,627,360
Ernesto M. Hernández	228,476,600	18,650	2,627,360
Susan Somersille Johnson	228,482,430	12,820	2,627,360
James A. Locke III	228,402,810	92,440	2,627,360
William A. Newlands	228,476,240	19,010	2,627,360
Richard Sands	228,488,400	6,850	2,627,360
Robert Sands	228,488,110	7,140	2,627,360
Judy A. Schmeling	228,403,280	91,970	2,627,360

2. Ratification of the Selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending February 28, 2023.

At the Annual Meeting, the holders of Class A Stock and the holders of Class B Stock, voting together as a single class, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share, ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2023, as set forth below:

Votes For:	373,275,526
Votes Against:	3,224,277
Abstentions:	67,037
Broker Non-Votes:	—

3. Proposal to Approve, by an Advisory Vote, the Compensation of the Company’s Named Executive Officers as Disclosed in the Proxy Statement.

At the Annual Meeting, the holders of Class A Stock and the holders of Class B Stock, voting together as a single class, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share, approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement, as set forth below:

Votes For:	341,716,761
Votes Against:	18,840,412
Abstentions:	201,291
Broker Non-Votes:	15,808,376

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2022	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer